                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 6, 2007
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                                 WHX CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-2394                    13-3768097
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

        555 Theodore Fremd Avenue, Rye, New York                   10580
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        (Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code: (914) 925-4413
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                                       N/A
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          (Former name or former address, if changed since last report.)

   Check  the  appropriate  box  below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

   / /   Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

   / /   Soliciting  material pursuant to rule 15a-12 under the Exchange Act (17
         CFR 240.15a-12)

   / /   Pre-commencement  communications  pursuant to Rule  15d-2(b)  under the
         Exchange Act (17 CFR 240.15d-2(b))

   / /   Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the
         Exchange Act (17 CFR 240.13e-(c))

ITEM 5.02.  DEPARTURE   OF  DIRECTORS   OR  CERTAIN   OFFICERS;   ELECTION  OF
            DIRECTORS;   APPOINTMENT   OF   CERTAIN   OFFICERS;   COMPENSATORY
            ARRANGEMENTS OF CERTAIN OFFICERS.

BONUS AWARD

      On July 6, 2007, the  Compensation  Committee of the Board of Directors of
WHX  Corporation  (the  "Company")  awarded a bonus in the amount of $225,000 to
Daniel Murphy,  President of Handy and Harman  ("H&H"),  for 2006,  bringing the total  amount  of  compensation  paid to Mr.  Murphy  for  fiscal  year  2006 to
$710,949.  Mr.  Murphy's annual salary was also increased to $470,000 per annum, effective as of February 1, 2007.

INCENTIVE ARRANGEMENTS

      On July 6, 2007, the  Compensation  Committee of the Board of Directors of
the Company adopted incentive  arrangements for each of Warren G.  Lichtenstein, the Chairman of the Board of Directors of the Company and the Managing Member of
Steel  Partners,  L.L.C.,  the general partner of Steel Partners II, L.P. (which owns 50.3 % of the outstanding shares of common stock of the Company),  and Glen
Kassan,  the Chief Executive  Officer of the Company and an operating partner of
Steel Partners, Ltd., an affiliate of Steel Partners II, L.P. These arrangements provide,  among other  things,  for each of Mr.  Lichtenstein  and Mr. Kassan to receive a bonus equal to 100,000 multiplied by the difference of the fair market value of the  Company's  stock  price and $9.00.  The bonus is payable  upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively.  The notice can be sent with respect to one-half the bonus immediately,  with respect to one quarter,  at any time after July 6, 2008 and with respect to the  remainder,  at any time after July 6,  2009.  The  incentives  terminate  July 6, 2015,  to the extent not previously received.

2007 BONUS PLAN

      On July 6, 2007, the  Compensation  Committee of the Board of Directors of
the Company  formally  adopted the 2007 Bonus Plan (the "Bonus Plan") to provide incentives  to  officers  and  members  of  management  of the  Company  and its subsidiaries, including certain of the Company's executive officers, in the form of cash bonus payments for achieving  certain  performance goals established for them.  Participants in the Bonus Plan who are executive  officers of the Company include the President of Handy & Harman,  the Corporate  Senior Vice  President,
the General Counsel, and the Corporate Chief Financial Officer.

      The Bonus Plan  includes two  components.  The first  component is a Short
Term Incentive Plan ("STIP"),  and the second component is a Long Term Incentive
Plan ("LTIP"). The structure of the Bonus Plan is designed to provide short-term incentives to participants for achieving  annual targets,  while also motivating and rewarding eligible participants for achieving longer term growth goals.

      SHORT TERM INCENTIVE PLAN. The Compensation  Committee has established two components for the STIP, a return on invested  capital  ("ROIC") based component
and  a  component  based  on  the  achievement  of   pre-determined   individual
objectives.  Based  on  the  determination  of  the  objectives  under  the  two components,  the  maximum  percentage  of base  salary that may be earned by the participants  ranges from 40% to 80%. STIP bonuses earned will be paid annually.
No STIP  bonus  will  be  paid if  either  component  is  below a  predetermined threshold.

      LONG TERM INCENTIVE PLAN. The LTIP component of the Bonus Plan is based on a combination of the  achievement of certain sales targets and ROIC targets over the three fiscal years beginning in 2007.  Based on the  determination  of these objectives,  the  maximum  percentage  of base  salary that may be earned by the participants  ranges from 10% to 20%. LTIP bonuses earned will be paid following the  conclusion  of the 2009 fiscal year. A bonus payout under the LTIP will not occur if  either  the ROIC or sales  component  is below  80% of the  respective target.

      Under the Bonus Plan, the total maximum percentage of base salary that may be earned  by the  President  of Handy & Harman  is 100% and the  total  maximum percentage  of base  salary  that may be earned by the  Senior  Vice  President,
General Counsel and Chief Financial Officer of the Company is 75%.

GRANT OF OPTIONS

     On July 6, 2007,  options were granted pursuant to WHX  Corporation's  2007
Incentive  Stock Plan as follows:  (i) 100,000  options  were  granted to Daniel
Murphy,  President of Handy & Harman,  (ii) 50,000 options were granted to James
McCabe,  the Company's Senior Vice President,  (iii) 25,000 options were granted to Ellen Harmon,  the  Company's  Vice  President  and General  Counsel and (iv)
25,000  options were granted to Robert  Hynes,  the  Company's  Chief  Financial
Officer.  The options are exercisable in  installments  as follows:  half of the options granted are exercisable immediately,  one-quarter of the options granted become exercisable on July 6, 2008 and the balance become exercisable on July 6,
2009. The options will expire on July 6, 2015.

                                   SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                            WHX CORPORATION

Dated: July 12, 2007                        By: /s/ Robert Hynes
                                                --------------------------------
                                            Name: Robert Hynes
                                            Title: Chief Financial Officer